EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "**Agreement**"), dated as of April 8, 2016, by and among Regional Brands Inc. (f/k/a 4net Software, Inc.), a Delaware corporation (the "**Company**"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "**Buyer**" and collectively, the "**Buyers**").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (including the applicable rules and regulations thereunder, the "**1933 Act**"), and Rule 506 of Regulation D ("**Regulation D**") as promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the 1933 Act.

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, that aggregate number of shares of the Company's common stock, par value $0.00001 per share (the "**Common Stock**"), set forth opposite such Buyer's name in column (2) on the Schedule of Buyers (which aggregate number for all Buyers together shall be 370,440,680 shares of Common Stock and shall collectively be referred to herein as the "**Common Shares**" or the "**Securities**").

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase and Sale of Common Shares.

(i) Purchase of Common Shares. Subject to the satisfaction (or waiver, to the extent legally permissible) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company, on the Closing Date (as defined below) the number of Common Shares as is set forth opposite such Buyer's name in column (2) on the Schedule of Buyers.

(ii) Closing. The date and time of the closing (the "**Closing Date**") of the purchase and sale of the Common Shares contemplated hereby (the "**Closing**") shall be specified by the parties, which shall be no later than the second Business Day after satisfaction (or waiver, to the extent legally permissible) of the conditions set forth in Sections 6 and 7 below (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), remotely via the electronic exchange of documents, or at such other time, date or place as agreed to by the parties hereto. "**Business Day**" means any day other than a Saturday, a Sunday or a day on which banks in the State of New York generally are closed for regular banking business.

(iii) Purchase Price. The aggregate purchase price for the Common Shares to be purchased by each Buyer at the Closing (the "**Purchase Price**") shall be equal to

$0.0134974 per Common Share multiplied by the number of Common Shares to be purchased by such Buyer at the Closing.

(iv) Form of Payment. On the Closing Date, after all closing conditions set forth in Sections 6 and 7 have been satisfied (or waived, to the extent legally permissible), (A) each Buyer shall pay its respective Purchase Price to the Company for the Common Shares to be issued and sold to such Buyer at the Closing (less the amounts withheld pursuant to Section 4(h)), by wire transfer of immediately available funds to an account designated by the Company in writing at least two Business Days prior to the Closing Date; provided, however, that, with respect to 18,522,034 Common Shares to be purchased by Steven Bronson ("**Bronson**"), in lieu of paying the Purchase Price therefor, Bronson shall cancel or cause to be cancelled Indebtedness (as defined below) of the Company owing to Bronson in the aggregate amount of $250,000, and (B) the Company shall deliver to each Buyer one or more stock certificates, evidencing the number of Common Shares such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities, other than an assignment permitted by the terms of this Agreement. As used herein, "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities to be acquired by it are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities to be acquired by it.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such

Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement (as defined below): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, "**Rule 144**"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that, until such time as the resale of the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS

SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("**DTC**"), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. The Company is an entity duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse

Effect. As used in this Agreement, "**Material Adverse Effect**" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, or on any of the transactions contemplated hereby or by any of the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under any of the Transaction Documents. The Company has no subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Charter Amendment (as defined below), the Registration Rights Agreement, the Management Services Agreement (as defined below), the Equity Incentive Plan (as defined below) and each of the other agreements and instruments to be entered into by any of the parties hereto in connection with any of the transactions contemplated by this Agreement (collectively, the "**Transaction Documents**") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the Charter Amendment and the issuance of the Common Shares, have been duly authorized by the Company's Board of Directors and stockholders, and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies, and the filing of the Charter Amendment with the Secretary of State of the State of Delaware) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, or limits on indemnification under applicable federal securities laws.

(c) Issuance of Securities. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and will be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the date hereof, there are 90,738,983 shares of Common Stock authorized and unissued. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) do not and will not (i) result in a violation of any certificate or articles of incorporation, certificate or articles of formation or organization, certificate of designations or other constituent or organizational documents of the Company, any capital stock or equity securities of the Company or the articles of association, bylaws, operating agreements or other governing documents of the Company or (ii) conflict with, or constitute a default (or an event which with

notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority ("**FINRA**") and applicable laws of the State of Delaware and any other state laws) applicable to the Company or by which any property or asset of the Company is bound or affected.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by any of the Transaction Documents, in each case in accordance with the terms hereof or thereof, other than the filing of the Charter Amendment with the Secretary of State of the State of Delaware and all necessary filings with the SEC. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence will have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence. The Company is not in violation of any of the rules or regulations of FINRA or the requirements of the OTC Pink Sheets and has no knowledge of any facts that would reasonably lead the Common Stock to cease to be quoted on, or be suspended from, the OTC Pink Sheets in the foreseeable future. The issuance by the Company of any of the Securities and the consummation of the transactions contemplated hereby will not violate any of the rules or regulations of the OTC Pink Sheets.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer, except for Bronson, is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer, except for Bronson, is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (including the applicable rules and regulations thereunder, the "**1934 Act**"). The Company further acknowledges that no Buyer, except for Bronson, is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer, except for Bronson, or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of its Securities. The Company further represents to each Buyer, except for Bronson, that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or any of their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities. The Company shall be

responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) in connection with any claim relating to any such payment. "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

(h) No Integrated Offering. None of the Company, any of its Affiliates, and any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or quoted. None of the Company, its Affiliates and any Person acting on any of their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination (including, without limitation, Section 203 of the Delaware General Corporation Law), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined below) or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, including, without limitation, the Company's issuance of the Securities, any Buyer's ownership of Securities, the payments to be made by the Company under the Management Services Agreement, the issuance of stock options to the Persons set forth on Schedule 7(d), and the exercise of such stock options by such Persons, under the Equity Incentive Plan, and the ownership of Common Stock by such Persons upon the exercise thereof. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j) SEC Documents. Except as disclosed in Schedule 3(j), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "**SEC Documents**"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of

a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Financial Statements. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved ("**GAAP**") (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Other than the Bronson Indebtedness, the Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except as and to the extent specifically set forth, disclosed in, provided for, reflected in or otherwise described in the financial statements of the Company included in the SEC Documents, and except for those incurred in the ordinary course of business since December 31, 2014. The accounts payable of the Company have arisen from bona fide transactions in the ordinary course of business with parties that are not Affiliates of the Company and do not exceed $36,170 (excluding the Bronson Indebtedness) in the aggregate as of the date hereof.

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since December 31, 2014, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company. Except as disclosed in Schedule 3(l), since December 31, 2014, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "**Insolvent**" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital

with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or any of its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws (as defined below) or any of its other organizational or governing documents. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the OTC Pink Sheets. During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or FINRA and (ii) the Company has received no communication, written or oral, from the SEC or FINRA regarding the suspension or cessation of quotation of the Common Stock from the OTC Pink Sheets. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company, in the course of its actions for, or on behalf of, the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective with respect to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective with respect to the Company as of the date hereof.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction

with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of April 6, 2016, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 9,261,017 shares are issued and outstanding, no shares are reserved for issuance pursuant to any stock option plans, no shares are reserved for issuance pursuant to outstanding warrants to purchase Common Stock, and no shares are reserved for issuance pursuant to securities (other than the aforementioned options and warrants) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) 5,000,000 shares of preferred stock, none of which is issued or outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable and all of such shares reserved for issuance will be, upon issuance, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations, other than those incurred in the ordinary course of the Company's businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "**Certificate of Incorporation**"), and the Company's Amended and Restated By-Laws, as amended and as in effect on the date hereof (the "**Bylaws**"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), the Company (i) has no outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "**Indebtedness**" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by FINRA, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of the Company's officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). The matters set forth in Schedule 3(t) would not reasonably be expected to have a Material Adverse Effect.

(u) Insurance. The Company has no insurance policies in place.

(v) Employee Relations.

(i) Other than Bronson, the Company has no employees and has not had any employees in the past 10 years.

(ii) The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company owns no real property or personal property and is not engaged in an operating business. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(x) Intellectual Property Rights. The Company does not own or possess rights or licenses to use any trademarks, trade names, service marks, service mark registrations, service names, domain names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights or any applications or registrations therefor (collectively, "**Intellectual Property Rights**"). The Company does not have any knowledge of any infringement by the Company of Intellectual Property Rights of others.

(y) Environmental Laws. The Company is in compliance with any and all Environmental Laws (as defined below) where the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "**Environmental Laws**" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "**Hazardous Materials**") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Intentionally Omitted.

(aa) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(bb) Tax Status. The Company (i) has made or filed all U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof, the Company has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act flings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the

Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Intentionally Omitted.

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.

(ii) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated by any of the Transaction Documents, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated by any of the Transaction Documents other than those specifically set forth in Section 2.

(jj) Stock Option Plans. The Company has no stock option plan and no stock options are presently outstanding.

(kk) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(ll) Intentionally Omitted.

4. COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action

as the Company shall reasonably determine is necessary in order to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Common Shares (the "**Reporting Period**"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination; provided that the Company shall not be in breach of this covenant so long as Rule 144 is available for resales of all Common Shares without any restriction or limitation by the Buyers and without the requirement to be in compliance with Rule 144(c)(1).

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d), unless otherwise authorized by the Board of Directors of the Company.

(e) Bronson Indebtedness; Release.

(i) Bronson represents and warrants to the other Buyers that the entire outstanding amount of Indebtedness owing by the Company to Bronson as of the date hereof is $251,660.00 (the "**Bronson Indebtedness**").

(ii) Notwithstanding anything contained herein (or otherwise) to the contrary, in consideration of the execution, delivery and performance by the Company and the other Buyers of this Agreement, effective as of the Closing, Bronson on behalf of himself and each of his present and future Affiliates, successors, heirs, executors and legal representatives (each, a "**Releasing Party**"), RELEASES, WAIVES, ACQUITS, DISCLAIMS ANY RIGHT TO BENEFIT FROM, AND FOREVER DISCHARGES the Company, each of the other Buyers and each of their respective Affiliates, together with each of their and their respective Affiliates' past and present directors, officers, managers, members, partners, employees, agents, attorneys and other representatives (each, a "**Released Party**"), from any and all loss, liability, damage, claim, settlement or expense (including any and all out-of pocket legal fees and expenses), causes of action or suits in law or equity, of whatever kind or nature, known or unknown, matured or un-matured, contingent or non-contingent, that any Releasing Party ever had, may now have or may in the future have against any Released Party to the extent related in any way to the Bronson Indebtedness, whether based on contract or any applicable Law in any jurisdiction (collectively, the "**Released Claims**"). The terms and provisions of this Section 4(e)(ii) constitute essential terms and provisions of this Agreement, and the execution of this Agreement by Bronson constitutes the express agreement of Bronson and the other Releasing Parties to be bound by such terms and provisions. The parties hereto intend for the release of claims provided hereunder to include unknown claims. Effective as of the Closing, each

Releasing Party hereby agrees not to sue and agrees that he and they will never assert, file, initiate, pursue, encourage, support, assist or join in any action, suit, claim, proceeding, arbitration, cause of action, or demand against any Released Party relating to any of the Released Claims.

(f) Intentionally Omitted.

(g) Listing. The Company shall promptly secure the listing or quotation of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) or quoted. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

(h) Fees. At, and subject to the occurrence of, the Closing or as provided in Section 8(b), the Company shall reimburse Merlin Partners LP and Ancora Catalyst Fund LP (each a Buyer hereunder) or their respective designee(s) for all out-of-pocket and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), up to a maximum of $75,000, which amount may be withheld by each such Buyer (on a pro rata basis based on the number of Securities being purchased by each or as otherwise determined by such Buyers) from its Purchase Price at the Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i) Intentionally Omitted.

(j) Disclosure of Transactions. The Company shall issue a press release on or before 8:30 a.m., New York City time, on the first Business Day after this Agreement has been executed and file a Current Report on Form 8-K on or before 8:30 a.m., New York City time, on the third Business Day after this Agreement has been executed describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Registration Rights Agreement, the form of Equity Incentive Plan and the form of Management Services Agreement as exhibits to such filing (including all attachments), the "**8-K Filing**"), which 8-K Filing shall be subject to the Buyers' prior approval. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for any Registration Statement filed under the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Affiliates shall disclose the name of such

Buyer in any filing, announcement, release or otherwise, except to the extent required by applicable law.

(k) Conduct of Business. Except as specifically provided in this Agreement, during the period from the date of this Agreement through the Closing Date, the Company will (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) use reasonable best efforts to preserve intact its business organization and assets and maintain its existing business relations, and (iii) use reasonable best efforts to keep available the services of its officers, employees and consultants. Without limiting the generality of the foregoing, except as expressly provided herein, the Company covenants and agrees that, during the period from the date of this Agreement through the Closing Date, the Company will not (A) take any action or make any payment, including any capital expenditures, that would result in a reduction of the cash balance of the Company as of the date hereof, other than in the ordinary course of business consistent with past practice, (B) issue or sell, or authorize or propose the issuance or sale of, any (x) additional shares of capital stock or other equity interests, or securities convertible into or exchangeable for any such shares or interests, or any rights, warrants or options to acquire any such shares or interests or other convertible or exchangeable securities, or (y) other securities in respect of, in lieu of, or in substitution for, any shares of capital stock or other equity interests outstanding on the date hereof, (C) split, combine or reclassify any shares of its capital stock or other equity interests, (D) declare or pay any dividend or distribution to any Person, (E) redeem, purchase or otherwise acquire any outstanding shares of capital stock or other equity interests, (F) propose or adopt any amendment to any of its organizational or governing documents, (G) incur or assume any Indebtedness, (H) acquire, sell, lease or dispose of any assets outside the ordinary course of business consistent with past practice, or (I) agree or propose to take any of the foregoing actions.

(l) Closing Documents. Promptly following the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Olshan Frome Wolosky LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 or otherwise.

5. INTENTIONALLY OMITTED.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO CONSUMMATE THE CLOSING.

The obligation of the Company hereunder to effect the transactions to be consummated at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived (to the extent legally permissible) by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Merlin Partners LP and Ancora Catalyst Fund LP, any amounts withheld pursuant

to Section 4(h)) for the Common Shares being purchased by such Buyer at the Closing, and Bronson shall have cancelled or cause to be cancelled the Bronson Indebtedness.

(c) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(d) There shall not be in effect any law, rule, regulation, order, judgment, injunction or decree of any governmental or regulatory authority of competent jurisdiction restraining, enjoining, making illegal or otherwise preventing or prohibiting consummation of any of the transactions contemplated by the Transaction Documents.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO CONSUMMATE THE CLOSING.

The obligation of each Buyer hereunder to effect the transactions to be consummated at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each applicable Buyer's sole benefit and may be waived (to the extent legally permissible) by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof; provided, however, that if any condition is waived by any Buyer other than Bronson, then Bronson shall also be deemed to have waived such condition for all purposes of this Agreement:

(a) The Company shall have duly executed and delivered to such Buyer the Common Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) The Company shall have duly executed and delivered to such Buyer the Registration Rights Agreement, in the form attached hereto as Exhibit A (the "**Registration Rights Agreement**").

(c) The Company shall have duly executed and delivered to Ancora Advisors LLC ("**Ancora Advisors**") the Management Services Agreement, in the form attached hereto as Exhibit B (the "**Management Services Agreement**").

(d) The Board of Directors of the Company shall have adopted the Regional Brands Inc. 2016 Equity Incentive Plan, in the form attached hereto as Exhibit C (the "**Equity Incentive Plan**"), authorizing the granting of stock options to purchase an aggregate of 135,000,000 shares of Common Stock, and shall have issued stock options to the Persons set forth on Schedule 7(d) for such number of shares of Common Stock set forth next to each such Person's name, on such terms and conditions as are acceptable to Ancora Advisors.

(e) The Company shall have filed with the Secretary of State of the State of Delaware a certificate of amendment to the Certificate of Incorporation (i) increasing the number

of authorized shares of Common Stock to 750,000,000 shares and (ii) changing the name of the Company to Regional Brands Inc. (the "**Charter Amendment**").

(f) Bronson shall have cancelled or cause to be cancelled the Bronson Indebtedness and shall have provided evidence of such cancellation reasonably satisfactory to such Buyer.

(g) Such Buyer (other than Bronson) shall have received the opinion of The Law Offices of James A. Prestiano, P.C., the Company's outside counsel, dated as of the Closing Date, addressed to such Buyer, in form and substance reasonably acceptable to such Buyer.

(h) Leonard Hagan shall have resigned as a director of the Company and Bronson shall have resigned as President and Chief Executive Officer of the Company, the Board of Directors of the Company shall have taken any necessary action to increase the authorized number of directors to three, and the Board of Directors shall have elected Brian Hopkins and Jeff Anderson to fill the vacancies created thereby (such that the Board of Directors shall be composed solely of Brian Hopkins, Jeff Anderson and Bronson at the Closing) and shall have appointed Brian Hopkins as Chairman of the Board, President and Chief Executive Officer.

(i) There shall not be in effect any law, rule, regulation, order, judgment, injunction or decree of any governmental or regulatory authority of competent jurisdiction restraining, enjoining, making illegal or otherwise preventing or prohibiting consummation of any of the transactions contemplated by the Transaction Documents.

(j) Intentionally omitted.

(k) The Company shall have delivered to such Buyer (other than Bronson) a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the Closing Date.

(l) Intentionally omitted.

(m) The Company shall have delivered to such Buyer (other than Bronson) a certificate, executed by a duly authorized officer of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors and stockholders in a form reasonably acceptable to such Buyer, (ii) a certified copy of the Certificate of Incorporation (including the Charter Amendment) as certified by the Secretary of State of the State of Delaware and (iii) the Bylaws, each as in effect at the Closing, in a form reasonably acceptable to such Buyer.

(n) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied with in all respects the covenants, agreements and conditions required by any of the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(o) Since the date of this Agreement, there shall not have been any event, change, effect, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(p) The Common Stock (I) shall be designated for quotation on the OTC Pink Sheets and (II) shall not have been suspended, as of the Closing Date, by the SEC or FINRA from trading on the OTC Pink Sheets nor shall suspension by the SEC or FINRA have been threatened, as of the Closing Date, in writing by the SEC or FINRA.

(q) The Company shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the issuance and sale of the Common Shares.

(r) The Company shall have delivered to such Buyer (other than Bronson) such other documents relating to the transactions contemplated by this Agreement or any of the other Transaction Documents as such Buyer or its counsel may reasonably request.

8. TERMINATION.

(a) This Agreement may be terminated at any time prior to the Closing Date as follows:

(i) by mutual written consent of the Company and Ancora Advisors.

(ii) by the Company or Ancora Advisors if the Closing shall not have occurred by the date that is 120 days after the date hereof; provided, that the right to terminate this Agreement pursuant to this Section 8(a)(ii) shall not be available to any party (and in the case of Ancora Advisors, including Merlin Partners LP and Ancora Catalyst Fund LP, and in the case of the Company, including Bronson) whose breach has been a primary cause of or resulted in the failure of the Closing to occur on or prior to such date.

(iii) by the Company or Ancora Advisors if any law, rule, regulation, order, judgment, injunction or decree of any governmental or regulatory authority of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting or preventing consummation of the Closing shall have become final and non-appealable.

(iv) by the Company, if any representation of any Buyer (other than Bronson) contained in Section 2 of this Agreement shall have been inaccurate, or any Buyer (other than Bronson) shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, in any such event that would give rise to the failure of the condition set forth in Section 6(c) hereof, which inaccuracy or breach cannot be or has not been cured within 20 days after the giving of written notice by the Company to Ancora Advisors thereof.

(v) by Ancora Advisors, if any representation of the Company or Bronson contained in this Agreement shall have been inaccurate, or the Company or Bronson shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, in any such event that would give rise to the failure of a condition set forth in Section 6(c) or 7(n) hereof, which inaccuracy or breach cannot be or has not been cured within

20 days after the giving of written notice by Ancora Advisors to the Company or Bronson thereof.

(b) In the event of the termination of this Agreement, this Agreement (other than Section 4(h) (to the extent provided below), this Section 8(b) and Section 9, each of which Sections shall survive any such termination) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, Affiliates, agents, attorneys or other representatives); provided, however, that

(i) if the termination is based on the Company's or Bronson's breach or inaccuracy of any of their respective representations, then the Company shall reimburse Merlin Partners LP and Ancora Catalyst Fund LP (each a Buyer hereunder) for their costs and expenses as provided in Section 4(h) above; and

(ii) if the termination is based on the breach of a Buyer other than Bronson or the inaccuracy of such Buyer's representations, then such Buyer shall reimburse the Company for its out-of-pocket and documented costs and expenses incurred in this transaction up to a maximum of $75,000.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute under this Agreement or any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.**

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become

effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile, electronic or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, electronic or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Majority Holders (as defined in the Registration Rights Agreement), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities and the Company; provided that any such amendment or waiver that complies with the foregoing but that disproportionately and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company or Bronson:

Regional Brands Inc.
31248 Oak Crest Drive, Suite 110
Westlake Village, California 91361
Telephone: (805) 416-7054
Attention: Steven Bronson
E-mail: sb@qualstar.com

With a copy to:

The Law Offices of James A. Prestiano, P.C.
631 Commack Road, Suite 2A
Commack, New York 11725
Telephone: (631) 499-6000
Facsimile: (631) 499-6001
Attention: James A. Prestiano, Esq.
E-mail: james@prestianolaw.com

If to a Buyer (other than Bronson), to its address, facsimile number and e-mail address set forth on the Schedule of Buyers,

with a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2300
Facsimile: (212) 451-2222
Attention: Steve Wolosky, Esq. and Michael R. Neidell, Esq.
E-mail: swolosky@olshanlaw.com and mneidell@olshanlaw.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile/e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of Securities. Neither the Company nor Bronson shall assign this Agreement or any

rights or obligations hereunder without the prior written consent of the Majority Holders. A Buyer (other than Bronson) may assign some or all of its rights hereunder to an Affiliate without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee (as defined below) shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. The representations and warranties of each Buyer and the Company contained in Sections 2 and 3, respectively, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their respective stockholders, partners, members, managers, officers, directors, employees and direct and indirect investors and any of the foregoing Persons' agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "**Indemnitees**") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (collectively, the "**Indemnified Liabilities**"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, resulting from or relating to (i) the execution, delivery, performance or enforcement of any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be

unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 8 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such Persons have been granted at any time under any other agreement or contract and all of the rights which such Persons have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge, or threatens to breach, any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to any of the Buyers hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other

Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

REGIONAL BRANDS INC.

By: ____________________

Name: Steven N. Bronson

Title: Director

[Signature Page to Securities Purchase Agreement]

3580365-7

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

MERLIN PARTNERS LP

By: Ancora Advisors LLC, its general partner

By: ____________________________
Name:
Title:

ANCORA CATALYST FUND LP

By: Ancora Advisors LLC, its general partner

By: ____________________________
Name:
Title:

____
Steven Bronson

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

MERLIN PARTNERS LP

By: Ancora Advisors LLC, its general partner

By: [signature]

Name: Brian Hopkins

Title: Managing Director

ANCORA CATALYST FUND LP

By: Ancora Advisors LLC, its general partner

By: [signature]

Name: Brian Hopkins

Title: Managing Director

____

Steven Bronson

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

Name and Address	Number of Shares of Common Stock to be Purchased	Aggregate Purchase Price
Merlin Partners LP c/o Ancora Advisors LLC 6060 Parkland Boulevard Cleveland, OH 44124 Telephone: (216) 825-4000 Facsimile: (216) 825-4001 Attention: Brian Hopkins E-mail: brian@ancora.net	240,786,442	$3,250,000
Ancora Catalyst Fund LP c/o Ancora Advisors LLC 6060 Parkland Boulevard Cleveland, OH 44124 Telephone: (216) 825-4000 Facsimile: (216) 825-4001 Attention: Brian Hopkins E-mail: brian@ancora.net	92,610,170	$1,250,000
Steven Bronson 2751 Queens Garden Court, Westlake Village, CA 91361 Telephone: E-mail: sb@qualstar.com	37,044,068	$500,000*

* Includes cancellation of $250,000 of Bronson Indebtedness pursuant to Section 1(a)(iv) of the Agreement.

SCHEDULE 3(j)
SEC DOCUMENTS

None.

SCHEDULE 3(l)
ABSENCE OF CERTAIN CHANGES

None,

SCHEDULE 3(q)
TRANSACTIONS WITH AFFILIATES

Since February 3, 2009, Steven N. Bronson, the Company's president, principal executive officer and majority shareholder has loaned the Company money at various times to fund working capital needs to pay operating expenses. The loans ("Loans") are repayable upon demand and accrue interest at the rate of 10% per annum. The Loans are evidenced by a Fourth Amended and Restated Consolidated Loan Agreement, dated December 19, 2012, which is attached to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012 as Exhibit 10.24. As of the date hereof, the aggregate principal loan balance amounted to $186,196.00 and such Loans have accrued interest of $65,464.00 through the date hereof.

SCHEDULE 3(r)
EQUITY CAPITALIZATION

None.

SCHEDULE 3(s)
INDEBTEDNESS AND OTHER CONTRACTS

Since February 3, 2009, Steven N. Bronson, the Company's president, principal executive officer and majority shareholder has loaned the Company money at various times to fund working capital needs to pay operating expenses. The loans ("Loans") are repayable upon demand and accrue interest at the rate of 10% per annum. The Loans are evidenced by a Fourth Amended and Restated Consolidated Loan Agreement, dated December 19, 2012, which is attached to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012 as Exhibit 10.24. As of the date hereof, the aggregate principal loan balance amounted to $186,196.00 and such Loans have accrued interest of $65,464.00 through the date hereof.

SCHEDULE 3(t)
LITIGATION

None.

SCHEDULE 4(d)
USE OF PROCEEDS

The net proceeds received by the Company pursuant to the Agreement will be used by the Company to satisfy working capital needs, general corporate purposes, and for future acquisitions by the Company.

SCHEDULE 7(d)
STOCK OPTIONS GRANTED UNDER THE
REGIONAL BRANDS INC. 2016 EQUITY INCENTIVE PLAN

Option Holder	Number of Options
Ancora Advisors, LLC	23,737,615
Brian Hopkins	9,351,232
Jeff Anderson	9,351,232
Steven Bronson	9,351,232